Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces Fourth Quarter and Full Year 2015 Results

NEW YORK, March 10, 2016 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the fourth quarter and fiscal year ended December 31, 2015.

During the fourth quarter of 2015, the Partnership accomplished the following:

•	Realized throughput of 113.1 thousand barrels per day (“mbpd”)
•	Reported revenues, net income and Adjusted EBITDA of $25.0 million, $3.9 million and $13.2 million, respectively
•	Invested $3.6 million of expansion capital expenditures to support existing, new and future customer initiatives
•	Generated Distributable Cash Flow of $9.0 million
•	Declared a quarterly cash distribution of $0.44 per unit for the fourth quarter ended December 31, 2015
•	Executed an agreement to acquire four petroleum products terminals in Pennsylvania

For the full year ended December 31, 2015, the Partnership accomplished the following:

•	Realized throughput of 118.4 mbpd
•	Reported revenues, net income and Adjusted EBITDA of $81.8 million, $10.7 million and $44.1 million, respectively
•	Generated Distributable Cash Flow of $31.8 million
•	Increased the annualized quarterly cash distributions from $1.64 per unit as of December 31, 2014 to $1.76 per unit as of December 31, 2015
•	Extended its operational footprint by completing the Joliet and Pawnee terminal acquisitions
•	Executed an agreement to acquire four petroleum products terminals in Pennsylvania

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow, please see below in this release and the accompanying tables.

Fourth Quarter and Full Year 2015 Operational and Financial Results

The Partnership’s fourth quarter 2015 reported revenues, net income and Adjusted EBITDA of $25.0 million, $3.9 million and $13.2 million, respectively, which represents an increase over the Partnership’s fourth quarter 2014 reported revenues, net income (loss) and Adjusted EBITDA of $13.3 million, $(5.0) million and $7.4 million, respectively. Operating income increased $10.1 million to $3.6 million for the fourth quarter 2015 when compared to the fourth quarter 2014 operating income (loss) of $(6.5) million, which increase was principally due to the following:

•	Revenues increased by $11.8 million to $25.0 million as compared to $13.3 million, which increase was due to the revenue contribution of the newly acquired Joliet and Pawnee terminals of $11.7 million, increased customer activity, new customer agreements and customer contract amendments at the Partnership’s Blakeley, Brooklyn, Madison, Mobile-Methanol, Norfolk and Portland terminals of $0.9 million, offset by $0.8 million reduction in revenue from the Partnership’s Baltimore, Cleveland, Gulf Coast, Selma, Spartanburg, and Toledo terminals due to decreased customer activity, amendments to customer service agreements and customer non-renewals

•	Operating expenses increased by $1.4 million to $7.9 million as compared to $6.5 million, which increase was due to the operating expenses attributable to the newly acquired Joliet and Pawnee terminals of $1.3 million, expenses associated with tank cleanings in Chickasaw and Blakeley terminals of $0.3 million, offset by reduced additive, repair, maintenance and utility expenses of $0.2 million
•	Selling, general and administrative expenses increased by $2.4 million to $6.2 million as compared to $3.8 million, which increase was principally due to non-recurring transaction costs of $0.6 million associated with the Joliet, Pawnee and Pennsylvania terminals acquisitions, increased professional fees of $1.6 million due to legal, accounting and non-cash accrual expense associated with the settlement of a customer dispute
•	Depreciation and amortization expense increased by $4.0 million to $7.3 million as compared to $4.4 million, which increase was principally due to the impact of the acquisitions of the Joliet and Pawnee terminals and the completion of certain growth and maintenance projects
•	During the fourth quarter 2014, the Partnership recorded a non-cash asset impairment charge of $6.1 million, attributable to the Partnership’s Chillicothe terminal. The Partnership did not recognize any asset impairment charges in 2015

As of December 31, 2015, the Partnership's storage capacity was approximately 6.9 million barrels, which represents a 500,000 barrel, or 8%, increase when compared to its capacity at December 31, 2014. The increase in storage capacity is related to the acquisitions of the Joliet and Pawnee terminals.

The Partnership's throughput activity increased by 50.2 mbpd, or 80%, to 113.1 mbpd during the fourth quarter of 2015 compared to the fourth quarter of 2014. The increase was principally due to the acquisitions of the Joliet and Pawnee terminals as well as increased customer activity in Brooklyn, Blakeley, Mobile-Methanol, Selma and Toledo due to customer-driven opportunities, incentive rate structures and capital expenditures to upgrade the facilities. The increase in the throughput activity was partially offset by the expiration of customer agreements in Baltimore and Chickasaw and customers electing to store product inventory, as opposed to actively throughputting the product, in Blakeley, Chickasaw and Portland.

For the year ended December 31, 2015, the Partnership reported net income of $10.7 million, an increase of $9.5 million over the full year 2014 net income of $1.3 million. For the full year 2015, the Partnership generated $44.1 million of Adjusted EBITDA, a 46% increase over the full year 2014 Adjusted EBITDA of $30.2 million. The Partnership’s throughput activity increased by 48.9 mbpd, or 70%, to 118.4 mpbd during the full year 2015 compared to full year 2014 throughput activity of 69.5 mbpd. The Partnership's revenues for the full year 2015 increased by $26.9 million to $81.8 million, or 49%, compared to the full year 2014 revenues of $54.9 million. The Partnership’s operating expenses for the full year 2015 increased by $1.4 million to $29.0 million, or 5%, compared to the full year 2014 operating expenses.

In February 2016, the Partnership declared a quarterly cash distribution of $0.44 per unit, or $1.76 per unit on an annualized basis, for the period from October 1, 2015 through December 31, 2015. The fourth quarter distribution represents a 7.3% increase over the fourth quarter 2014 cash distribution of $0.41 per unit ($1.64 per unit on an annualized basis). The distribution was paid on February 12, 2016 to unitholders of record on February 8, 2016.

Other Recent Development – LNG Facility Arbitration

On March 1, 2016, an affiliate of Gulf LNG Holdings Group, LLC (“Gulf LNG Holdings”) received a Notice of Disagreement and Disputed Statements and a Notice of Arbitration from Eni USA Gas Marketing L.L.C. (“Eni USA”), one of the two companies that had entered into a terminal use agreement for capacity of the liquefied natural gas facility owned by Gulf LNG Holdings and its subsidiaries (the “LNG Facility”).  Eni USA is an indirect subsidiary of Eni S.p.A., a multi-national integrated energy company headquartered in Milan, Italy.  Pursuant to the Notice of Arbitration, Eni USA seeks declaratory and monetary relief in respect of its terminal use agreement, asserting that (i) the changes in the U.S. natural gas market since the execution of the terminal use agreement in December 2007 have “frustrated the essential purpose” of the terminal use agreement and (ii) the activities undertaken by affiliates of Gulf LNG Holdings “in connection with a plan to convert the LNG Facility into a liquefaction/export facility have given rise to a contractual right on the part of Eni USA to terminate” the terminal use agreement.

Affiliates of Kinder Morgan, Inc., which control Gulf LNG Holdings and operate the LNG Facility, have expressed to the Partnership that they view the assertions by Eni USA to be without merit, and that they intend to vigorously contest the assertions set forth by Eni USA. Although the Partnership does not control Gulf LNG Holdings, it also is of the view that the assertions made by Eni USA are without merit. As contemplated by the terminal use agreement, disputes are meant to be resolved by final and binding arbitration. No date has been set for such arbitration.

If the assertions by Eni USA are ultimately successful, the Partnership’s business, financial conditions, results of operations and its ability to make cash distributions to unitholders would be materially adversely affected.  For the year ended December 31, 2015, 22.8% and 29.8% of the Partnership’s Adjusted EBITDA and Distributable Cash Flow, respectively, were associated with the Partnership’s ownership in Gulf LNG Holdings.  The Partnership is unable at this time to predict the amount of the legal fees in this matter that will be allocable the its ownership in Gulf LNG Holdings.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the fourth quarter 2015 financial results on March 11, 2016, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

Arc Logistics Partners LP Schedule K-1s Available

Arc Logistics has completed the 2015 tax packages for its unitholders, including Schedule K-1. The tax packages will be available online and may be accessed via Arc Logistics' website at www.arcxlp.com under "Investors >> Tax Information" starting on March 14, 2016. Arc Logistics expects to begin the process of mailing the Schedule K-1’s on March 14, 2016. For additional information, unitholders may also call Partner DataLink at (855) 280-3667 Monday through Friday from 8:00 a.m. – 5:00 p.m. Central or visit their website at https://www.partnerdatalink.com/ArcLogistics.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of its ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the Partnership’s interests in Gulf LNG Holdings (the “LNG Interest”); and (v) deferred revenue adjustments; plus (vi) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to net income. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Third-party customers	$21,299	$10,799	$70,497	$45,676
Related parties	3,738	2,476	11,292	9,230
	25,037	13,275	81,789	54,906
Expenses:
Operating expenses	7,917	6,490	28,973	27,591
Selling, general and administrative	4,922	2,847	17,891	9,396
Selling, general and administrative - affiliate	1,261	996	4,729	3,990
Depreciation	3,587	1,942	11,680	7,261
Amortization	3,724	1,367	10,819	5,427
Long-lived asset impairment	-	6,114	-	6,114
Total expenses	21,411	19,756	74,092	59,779
Operating (loss) income	3,626	(6,481)	7,697	(4,873)
Other income (expense):
Equity earnings from unconsolidated affiliate	2,520	2,489	10,030	9,895
Other income	-	7	9	17
Interest expense	(2,241)	(976)	(6,873)	(3,706)
Total other income (expenses), net	279	1,520	3,166	6,206
(Loss) income before income taxes	3,905	(4,961)	10,863	1,333
Income taxes	11	3	119	58
Net (loss) income	3,894	(4,964)	10,744	1,275
Net income attributable to non-controlling interests	(1,959)	-	(4,315)	-
Net (loss) income attributable to partners' capital	1,935	(4,964)	6,429	1,275
Other comprehensive (loss) income	1,190	(429)	945	(144)
Comprehensive (loss) income attributable to partners’ capital	$3,125	$(5,393)	$7,374	$1,131

Earnings per limited partner unit:
Common units (basic and diluted)	$0.09	$(0.40)	$0.39	$0.05
Subordinated units (basic and diluted)	$0.09	$(0.40)	$0.22	$0.05

ARC LOGISTICS PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit amounts)

(Unaudited)

	December 31,	December 31,
	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$5,870	$6,599
Trade accounts receivable	8,633	3,746
Due from related parties	1,532	900
Inventories	318	285
Other current assets	1,162	1,226
Total current assets	17,515	12,756
Property, plant and equipment, net	380,671	195,886
Investment in unconsolidated affiliate	74,399	72,858
Intangible assets, net	132,121	33,189
Goodwill	39,871	15,162
Other assets	3,945	1,737
Total assets	$648,522	$331,588
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$4,085	$2,136
Accrued expenses	6,857	2,133
Due to general partner	638	409
Other liabilities	3,914	34
Total current liabilities	15,494	4,712
Credit facility	226,063	111,063
Other non-current liabilities	21,745	2,747
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (13,174,410 and 6,867,950 units issued and outstanding at December 31, 2015 and 2014, respectively)	213,281	119,130
Subordinated units – (6,081,081 units issued and outstanding at December 31, 2015 and 2014)	85,371	93,588
Non-controlling interests	85,275	-
Accumulated other comprehensive income	1,293	348
Total partners' capital	385,220	213,066
Total liabilities and partners' capital	$648,522	$331,588

ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2015	2014
Cash flow from operating activities:
Net income	$10,744	$1,275
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,680	7,261
Amortization	10,819	5,427
Long-lived asset impairment	-	6,114
Equity earnings from unconsolidated affiliate, net of distributions	(544)	(68)
Amortization of deferred financing costs	1,031	496
Unit-based compensation	5,474	3,138
Changes in operating assets and liabilities:
Trade accounts receivable	(4,887)	658
Due from related parties	(631)	(179)
Inventories	(33)	17
Other current assets	64	(449)
Accounts payable	1,248	(3,151)
Accrued expenses	3,712	(10)
Due to general partner	229	281
Other liabilities	(1,474)	2,756
Net cash provided by operating activities	37,432	23,566
Cash flows from investing activities:
Capital expenditures	(13,150)	(6,611)
Investment in unconsolidated affiliate	(361)	(1,197)
Net cash paid for acquisitions	(260,332)	-
Net cash used in investing activities	(273,843)	(7,808)
Cash flows from financing activities:
Distributions	(27,272)	(18,179)
Deferred financing costs	(3,239)	(518)
Repayments to credit facility	-	(25,000)
Proceeds from credit facility	115,000	30,500
Proceeds from equity offerings, net	72,026	-
Equity contribution from non-controlling interests	86,960	-
Payments of earn-out liability	(870)	-
Distributions paid to non-controlling interests	(6,000)	-
Distribution equivalent rights paid on unissued units	(923)	(416)
Net cash (used in) provided by financing activities	235,682	(13,613)
Net increase in cash and cash equivalents	(729)	2,145
Cash and cash equivalents, beginning of period	6,599	4,454
Cash and cash equivalents, end of period	$5,870	$6,599

ARC LOGISTICS PARTNERS LP

RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In thousands, except operating data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net (Loss) Income	$1,935	$(4,964)	$6,429	$1,275
Income taxes	11	3	119	58
Interest expense	2,242	976	6,873	3,706
Depreciation (a)	3,139	1,942	10,486	7,261
Amortization (a)	3,109	1,367	9,175	5,427
Long-lived asset impairment	-	6,114	-	6,114
One-time non-recurring expenses (b)	1,424	-	5,044	451
Non-cash unit-based compensation	1,303	1,720	5,488	3,154
Non-cash deferred rent expense (c)	72	225	462	2,731
Adjusted EBITDA	$13,235	$7,383	$44,076	$30,177
Cash interest expense	(1,977)	(864)	(6,112)	(3,398)
Cash income taxes	(11)	(3)	(119)	(58)
Maintenance capital expenditures	(2,194)	(720)	(6,168)	(2,522)
Equity earnings from the LNG Interest	(2,520)	(2,489)	(10,030)	(9,895)
Deferred revenue (d)	-	-	682	-
Cash distributions received from the LNG Interest	2,477	2,529	9,486	9,827
Distributable Cash Flow	$9,010	$5,836	$31,815	$24,131

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Selected Operating Data:
Storage capacity (bbls)	6,925,100	6,425,100	6,925,100	6,425,100
Throughput (bpd)	113,099	62,882	118,442	69,543

________________

(a)	The depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the JBBR Acquisition.

(b)	The one-time non-recurring expenses relate to amounts incurred as due diligence expenses from acquisition-related activities and other infrequent or unusual expenses incurred for which the Partnership receives credit under its existing credit facility agreement.

(c)	The non-cash deferred rent expense relates to the accounting treatment for the Portland terminal lease transaction termination fees.

(d)	The reconciliation of deferred revenue relates to the accounting treatment for certain arrangements with customers to construct terminal assets on the Partnership’s property for which the Partnership has already received upfront cash payments.